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                                                                     EXHIBIT 3.4

                            CERTIFICATE OF FORMATION

                                       OF

                       MACQUARIE INFRASTRUCTURE ASSETS LLC

            1. The name of the limited liability company is Macquarie Infrastructure Assets LLC.

            2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

            3. This Certificate shall become effective upon filing in the office of the Secretary of State of the State of Delaware.

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            IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Macquarie Infrastructure Assets LLC this 13th day of April,
2004.

                                  Macquarie Infrastructure Management (USA) Inc.

                                  By:   /s/ Peter Stokes
                                      ------------------------------
                                               Peter Stokes